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                                                                     EXHIBIT 5.1

                                            May 25, 2000
Wireless Telecom Group, Inc.
East 64 Midland Avenue
Paramus, NJ 07652

Ladies and Gentlemen:

    You have requested our opinion with respect to certain matters in connection with the filing by Wireless Telecom Group, Inc. (the 'Company') of a Registration Statement on Form S-4 (the 'Registration Statement') with the Securities and Exchange Commission covering the offering of 1,927,470 shares of the Company's common stock, $.01 par value (the 'Shares'), pursuant to that certain Agreement and Plan of Reorganization, dated as of March 2, 2000, as amended by Amendment No. 1 dated April 28, 2000 between the Company, WTT Acquisition Corp., Boonton Electronics Corporation ('Boonton') and Boonton's shareholders listed on the signature page (the 'Merger Agreement').

    In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

    On the basis of the foregoing, and in reliance thereon, we are of the opinion that when issued in accordance with the Merger Agreement the Shares will be validly issued, fully paid, and nonassessable.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption 'Legal Matters' in the prospectus included in the Registration Statement.

                                           Very truly yours,


                                           /s/ Morrison Cohen Singer and
                                           Weinstein, LLP
                                           Morrison Cohen Singer and Weinstein,
                                           LLP